Exhibit 21.1

SAKS INCORPORATED

SUBSIDIARIES AS OF JANUARY 29, 2011

Name of Subsidiary	Jurisdiction Of Formation	Tradenames

Café SFA—Minneapolis, LLC	California	Saks Saks Fifth Avenue

Club Libby Lu, Inc.	Illinois	Club Libby Lu

Fifth Floor Restaurant at SFA LLC	New York	Saks Saks Fifth Avenue

Merchandise Credit, LLC	Virginia

Saks & Company	New York	Saks Saks Fifth Avenue Club Libby Lu OFF 5TH Saks Fifth Avenue Outlet

Saks Direct, LLC	Delaware	Saks Saks Fifth Avenue Saks.com Saksfifthavenue.com

Saks Fifth Avenue, Inc.	Massachusetts	Saks Saks Fifth Avenue Club Libby Lu OFF 5TH Saks Fifth Avenue Outlet

Saks Fifth Avenue of Texas, Inc.	Delaware

Saks Fifth Avenue Texas LLC	Delaware	Saks Saks Fifth Avenue Club Libby Lu OFF 5TH Saks Fifth Avenue Outlet

Saks Holdings, Inc.	Delaware

SCCA Store Holdings, Inc.	Delaware	Saks Saks Fifth Avenue Club Libby Lu OFF 5TH Saks Fifth Avenue Outlet

Sixth Floor Restaurant at SFA LLC	New York	Saks Saks Fifth Avenue

Tex SFA, Inc.	New York

The Restaurant at Saks Fifth Avenue Corporation	New York	Saks Saks Fifth Avenue